Exhibit 10.40

EXECUTION VERSION

SECURITY AGREEMENT

dated October 19, 2018

by

the Grantor referred to herein

as Grantor

to

Delaware Trust Company

as Collateral Agent

Section 24.	Continuing Security Interest	20

Section 25.	Release; Termination.	20

Section 26.	Execution in Counterparts	20

Section 27.	Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.	21

Schedules:

Schedule I	-	Investment Property
Schedule II	-	Deposit Accounts
Schedule III	-	Assigned Agreements
Schedule IV	-	Intellectual Property
Schedule V	-	Commercial Tort Claims
Schedule VI	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VII	-	Changes in Name, Location, Etc.
Schedule VIII	-	Locations of Equipment, Inventory and Books and Records
Schedule IX	-	Letters of Credit
Schedule X	-	Permitted Liens
Schedule XI		Excluded Assets

Exhibits:

Exhibit A	-	Form of Intellectual Property Security Agreement
Exhibit B	-	Form of IP Security Agreement Supplement

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Agreement”) dated October 19, 2018 made by APPLIED DNA SCIENCES, INC., a Delaware corporation with headquarters located at 50 Health Sciences Drive, Stony Brook, New York 11790 (the “Grantor”), in favor of DELAWARE TRUST COMPANY, a Delaware corporation, as collateral agent (together with any successor collateral agent, in such capacity, the “Collateral Agent”) for the benefit of the investors listed on the Schedule of Buyers (each a “Buyer” and collectively, the “Buyers”; the Buyers and the Collateral Agent are collectively, with their successors and assigns, the “Secured Parties”)) set forth in the Securities Purchase Agreement, dated as of August 31, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time) and the other Secured Parties (the “Securities Purchase Agreement”).

PRELIMINARY STATEMENTS.

WHEREAS, the Grantor and each Buyer are parties to the Securities Purchase Agreement, pursuant to which the Grantor shall be required to sell, and the Buyers shall purchase or have rights to purchase, on a several and not joint basis the principal amount of the Notes issued pursuant thereto (as such Notes may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”); and

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes pursuant to the Securities Purchase Agreement that the Grantor shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for the benefit of the Secured Parties of a security interest in all of the personal property of the Grantor to secure all of the Grantor’s Obligations (as defined below) under the Securities Purchase Agreement, the Notes and the other Transaction Documents; and

WHEREAS, the Grantor, the Buyers and the Collateral Agent are parties to that certain Collateral Agency Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Agency Agreement”); and

WHEREAS, capitalized terms used herein and not otherwise defined in this Agreement are used in this Agreement as defined in the Securities Purchase Agreement. Further, unless otherwise defined in this Agreement or in the Securities Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Buyers to purchase the Notes under the Securities Purchase Agreement, the Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1.            Grant of Security. Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of Grantor’s tangible and intangible assets, whether real or personal property, now or hereafter acquired, including without limitation all of Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):

(a)         all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b)         all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c)         all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts (other than Excluded Accounts (defined below)), letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other Obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting Obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other Obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting Obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d)          the following (the “Security Collateral”):

(i)       the all of the shares of capital stock of (or other ownership or profit interests in, including partnership, membership or trust interests) in any entity (“Equity Interests”) listed on Part I of Schedule I (Investment Property) hereto, and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(ii)       the indebtedness listed on Part II of Schedule I (Investment Property) hereto and all additional indebtedness now or from time to time owed to Grantor (such indebtedness being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(iii)       all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e)          each of the agreements listed on Schedule III (Assigned Agreements) attached hereto, in each case as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (w) all rights of Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (x) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (y) claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (z) the right of Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f)          the following (collectively, the “Account Collateral”):

(i)       the deposit accounts listed on Schedule II (Deposit Accounts) hereto and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

(ii)       all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)       all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g)          the following (collectively, the “Intellectual Property Collateral”):

(i)       all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)       all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)       all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)       all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)       all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)       all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule IV (Intellectual Property) attached hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vii)       all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Grantor accruing thereunder or pertaining thereto;

(viii)       all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule IV (Intellectual Property) attached hereto, (“IP Agreements”); and

(ix)       any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h)          the commercial tort claims described in Schedule V (Commercial Tort Claims) attached hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 15, the “Commercial Tort Claims Collateral”);

(i)           all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of Grantor pertaining to any of the Collateral; and

(j)           all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting Obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;

provided that the term “Collateral” shall at all times exclude all Excluded Assets. “Excluded Assets” means all assets listed on Schedule XI (Excluded Assets) attached hereto.

Section 2.             Security for Obligations. This Agreement and the Collateral granted hereunder secures, in the case of Grantor, the payment of all Obligations now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement Obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations, the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantor to any Secured Party under the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor. The term “Obligations” shall mean for so long as the Notes are outstanding the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, the Collateral Agency Agreement and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any insolvency proceeding of the Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such insolvency proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents.

Section 3.             Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and Obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release Grantor from any of its duties or Obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall any Secured Party be obligated to perform any of the Secured Obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.             Delivery and Control of Security Collateral.

(a)          All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Parties. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b)          With respect to any Security Collateral that constitutes an uncertificated security, the Grantor will cause the issuer either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree with Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of Grantor, such agreement to be in form and substance reasonably satisfactory to the Secured Parties (such agreement being an “Uncertificated Security Control Agreement”).

(c)          With respect to any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder thereof or (ii) to agree with Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of Grantor, such agreement to be in form and substance reasonably satisfactory to the Secured Parties (a “Securities Account Control Agreement”).

(d)          The Collateral Agent shall have the right, at any time and without notice to any Grantor, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Security Collateral, without any indication that such Security Collateral is subject to the security interest hereunder, subject only to the revocable rights specified in Section 13(a).

(e)          Upon the request of the Collateral Agent, Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5.            Maintaining the Account Collateral. So long as the Secured Obligations remain outstanding and unpaid:

(a)         Grantor will maintain deposit accounts only with a bank or other depository institution (a “Pledged Account Bank”) that has agreed (or will agree) with Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of Grantor, such agreement to be in form and substance reasonably satisfactory to the Secured Parties (a “Deposit Account Control Agreement”). As a condition to the establishment and maintenance of deposit accounts with any such bank or other depository institution, Grantor shall have entered into a Deposit Account Control Agreement with such Pledged Account Bank, except with respect to Excluded Accounts (defined below).

(b)          The Collateral Agent may, without notice to, or consent from, Grantor, give such instructions, transfer, or direct the transfer of, funds from the Deposit Accounts, to satisfy the Secured Obligations under the Transaction Documents only if an Event of Default shall have occurred and be continuing.

(c)          For the purposes hereof, “Excluded Accounts” means (a) any deposit account that is used solely for escrow, tax, tax withholding, payment of payroll, bonuses, other compensation and related expenses and (b) any accounts held outside of the United States of America.

Section 6.             Representations and Warranties. Grantor represents and warrants as follows:

(a)          As of the Effective Date, Grantor’s exact legal name, location of chief executive office, type of organization, jurisdiction of organization and organizational identification number (if any) are set forth in Schedule VI (Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number); attached hereto. Grantor has no trade names other than as listed on Schedule VI (Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number) attached hereto. Within the five years preceding the Effective Date, Grantor has not changed its name, location of its chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI (Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number) attached hereto except as set forth in Schedule VII (Changes in Name, Location, Etc.) attached hereto.

(b)          Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted hereunder and listed on Schedule X (Permitted Liens). No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing Grantor or any trade name of Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Transaction Documents or as otherwise permitted under the Securities Purchase Agreement.

(c)          All of the Equipment and Inventory of Grantor is located at the places specified therefor in Schedule VIII (Locations of Equipment, Inventory and Books and Records) attached hereto or at another location as to which Grantor has complied with the requirements of Section 8(a). Grantor has exclusive possession and control of its Equipment and Inventory.

(d)          All books and records related to the Collateral are located at the places specified therefor in Schedule VIII (Locations of Equipment, Inventory and Books and Records) attached hereto. Grantor agrees to obtain a lien waiver and access agreement in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Secured Parties, with respect to each location in which any books and records are stored. Grantor further agrees to deliver a fully-executed copy of such lien waiver and access agreement to the Collateral Agent prior to the delivery of such books and records to any other location.

(e)          None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

(f)           If Grantor is an issuer of Security Collateral, Grantor confirms that it has received notice of the security interest granted hereunder.

(g)          The Pledged Equity pledged by Grantor hereunder (if any) has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Debt issued by Grantor and pledged by another Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the valid and legally binding obligation of the issuers thereof and is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent).

(h)          The Pledged Equity pledged by Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Part I of Schedule I (Investment Property) attached hereto. The Pledged Debt constitutes all of the outstanding indebtedness owed to Grantor by the issuers thereof and is outstanding in the principal amount indicated, Part II of Schedule I (Investment Property) attached hereto, as of the date hereof and is not in default.

(i)           Grantor has no investment property, other than the investment property listed on Schedule I (Pledged Equity; Pledged Debt; Investment Property).

(j)           Grantor shall use best efforts to deliver to the Collateral Agent a consent in form and substance reasonably satisfactory to the Secured Parties from each party to the Assigned Agreements to which the Borrower is a party to the grant of a security interest in such Assigned Agreement pursuant to this Agreement (which by its terms does not require any such consent or for which a consent was previously obtained).

(k)          Grantor has no deposit accounts other than the Deposit Accounts listed on Schedule II (Deposit Accounts) attached hereto, Excluded Accounts and additional deposit accounts as to which Grantor has complied (or as the case may be, will comply) with the applicable requirements of Section 5.

(l)           Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX (Letters of Credit) attached hereto and additional letters of credit as to which Grantor has complied with the requirements of Section 14.

(m)         This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid first priority security interest in the Collateral granted by Grantor, securing the payment of the Secured Obligations; such security interest is subject in priority only to the Permitted Liens and the recording of all filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Collateral Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by Grantor have been duly made or taken and are in full force and effect on and after the date hereof.

(n)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements shall have been duly filed within 45 days of the Closing, as defined in the Securities Purchase Agreement and, upon filing, shall be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 12(c) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(o)          The Inventory that has been produced or distributed by Grantor has been produced in material compliance with all requirements of applicable law.

(p)          As to itself and its Intellectual Property Collateral:

(i)       The operation of Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith, to the best of Grantor’s knowledge, do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii)       Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

(iii)       The Intellectual Property Collateral set forth on Schedule IV (Intellectual Property) attached hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by Grantor as of the date hereof.

(iv)       The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to the best of Grantor’s knowledge, is valid and enforceable. Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v)       The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(q)          Grantor has no commercial tort claims other than those listed in Schedule V (Commercial Tort Claims) attached hereto and additional commercial tort claims as to which Grantor has complied with the requirements of Section 15.

Section 7.             Further Assurances.

(a)          Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of Grantor. Without limiting the generality of the foregoing, Grantor will promptly with respect to Collateral of Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Secured Parties, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a certificate, promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such certificate, note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Secured Parties; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by Grantor hereunder; (iv) take all action to ensure that the Collateral Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; (v) to cause the relevant depository institutions, banks, financial intermediaries, securities intermediaries and issuers to execute and deliver such Deposit Account Control Agreements, Uncertificated Security Control Agreements, Securities Account Control Agreements and other control agreements, as may be necessary or as the Collateral Agent may from time to time require; and (vi) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by Grantor under this Agreement has been taken.

(b)          Grantor hereby authorizes the Secured Parties to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Grantor ratifies its authorization for the Secured Parties to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)          Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of Grantor and such other reports in connection with such Collateral as the Secured Parties may reasonably request, all in reasonable detail.

Section 8.             As to Equipment and Inventory.

(a)          Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business and Equipment and Inventory in transit in the ordinary course of business) at the places therefor specified in Section 6(c) or, upon ten (10) Business Days’ prior written notice to the Collateral Agent, at such other places designated by Grantor in such notice which shall be an approved warehouse as to which a lien waiver and access agreement has been obtained in favor of and delivered to the Collateral Agent, in form and substance reasonably satisfactory to the Secured Parties.

(b)          Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are desirable to such end.

(c)          Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory. In producing its Inventory, Grantor will comply, in all material respects, with all requirements of applicable law.

Section 9.            As to Books and Records.

Grantor will keep its books and records at the places therefor specified in Section 6(d) or, upon ten (10) Business Days’ prior written notice to the Collateral Agent, at such other places designated by Grantor in such notice which shall be an Approved Warehouse as to which a lien waiver and access agreement has been obtained in favor of and delivered to the Collateral Agent, in form and substance reasonably satisfactory to the Secured Parties.

Section 10.           Insurance.

Grantor shall maintain insurance (including property insurance, lender loss payable endorsements, etc.) in such amounts and covering such risks as are reasonably acceptable to the to the Secured Parties and are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Grantor operates, including without limitation, insurance on the Collateral.

Section 11.           Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts.

(a)          Grantor shall not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without prior written notice to the Collateral Agent. Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours and upon reasonable notice to inspect and make abstracts from such records and other documents. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(b)          Except as otherwise provided in this Section 11, Grantor will continue to collect, at its own expense, all amounts due or to become due to Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, Grantor may take such action as Grantor may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to take any steps it or the other Secured Parties may deem necessary or advisable, including but not limited to, notifying the obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and directing such obligors to make payment of all amounts due or to become due to Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or Obligations of the obligor thereof.

Section 12.           As to Intellectual Property Collateral.

(a)          No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Change.

(b)          Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. Except as permitted in Section 12(a) above, Grantor shall not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(c)          With respect to its Intellectual Property Collateral, Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Secured Parties (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(d)          Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property, and Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Secured Parties (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 13.           Voting Rights; Dividends; Etc.. (a) So long as no Event of Default shall have occurred and be continuing:

(i)       Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of Grantor or any part thereof for any purpose; provided, however, that Grantor will not exercise or refrain from exercising any such right if such action would reasonably be expected to have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii)       Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Transaction Documents; provided, however, except as otherwise provided in the Securities Purchase Agreement, any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii)       The Collateral Agent will execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuance of an Event of Default:

(i)       All rights of Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)       All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

Section 14.           As to Letter-of-Credit Rights.

(a)          Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit in favor of Grantor and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Secured Parties and deliver written evidence of such consent to the Collateral Agent.

(b)          Upon the occurrence of an Event of Default, Grantor will, promptly upon request by the Collateral Agent, (i) notify (and Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

Section 15.          Commercial Tort Claims. Grantor will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

Section 16.           Transfers and Other Liens; Additional Shares.

(a)          Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Securities Purchase Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Securities Purchase Agreement.

(b)          Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

Section 17.          Collateral Agent Appointed Attorney in Fact. Grantor hereby irrevocably appoints the Collateral Agent as attorney in fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time, to take any action and to execute any instrument that the Collateral Agent or the other Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, upon the occurrence and during the continuance of an Event of Default, to:

(a)          obtain and adjust insurance required to be paid to the Collateral Agent pursuant to, or in accordance with, Section 9,

(b)          ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)          receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)          file any claims or take any action or institute any proceedings that the Collateral Agent or the other Secured Parties may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 18.           Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 21.

Section 19.            The Collateral Agent’s Duties.

(a)           The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)          Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent in its discretion deems it to be necessary or advisable, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 20.            Remedies. If any Event of Default shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, to the extent commercially feasible, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below or as otherwise required pursuant to Section 9-611 of the UCC, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are in accordance with applicable law; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice (except as otherwise required by Section 9-611 of the UCC), be made at the time and place to which it was so adjourned.

(b)          Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for the benefit of the Secured Parties against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)          All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(d)          [RESERVED].

(e)          In the event of any sale or other disposition of any of the Intellectual Property Collateral of Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and Grantor shall supply to the Collateral Agent or its designee Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of Grantor.

(f)           If the Collateral Agent shall exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 20, Grantor agrees that, upon request of the Collateral Agent, Grantor will, at its own expense:

(i)       execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the “Securities Act”), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent or the other Secured Parties, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(ii)       use its best efforts to qualify the Security Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as requested by the Collateral Agent;

(iii)       cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

(iv)       provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent or the other Secured Parties, advisable to enable the Collateral Agent to effect the sale of such Security Collateral upon such terms as are in accordance with applicable law; and

(v)       do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)          The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (f)(i) above; (ii) any information and projections provided to it pursuant to subsection (f)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

(h)          Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Secured Parties by reason of the failure by Grantor to perform any of the covenants contained in subsection (f) above and, consequently, agrees that, if Grantor shall fail to perform any of such covenants, it will pay, as liquidated damages and not as a penalty, an amount equal to the value of the Security Collateral on the date the Collateral Agent shall demand compliance with subsection (f) above.

Section 21.           Indemnity and Expenses.

(a)          Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their Related Parties (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement); provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or any of its officers, directors or employees, or (y) arising from disputes solely among the Collateral Agent, the Buyers and/or their transferees (other than in respect of disputes against an Indemnitee in its capacity as Collateral Agent or any similar role under the Transaction Documents).

(b)          Without limiting the foregoing clause (a), Grantor will upon demand pay to the Collateral Agent the amount of any and all (1) reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, and (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of Grantor, and (2) expenses, including, without limitation, the fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (ii) the failure by Grantor to perform or observe any of the provisions hereof.

Section 22.         Amendments; Waivers; Additional Grantors; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 23.          Notices, Etc. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner and to the address, and deemed received, as provided for in accordance with the terms of the Collateral Agency Agreement. Delivery by email or facsimile of an executed counterpart of any amendment, supplement or waiver of any provision of this Agreement or any Schedule or Exhibit relating thereto shall be effective as delivery of an original executed counterpart thereof.

Section 24.           Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.

Section 25.            Release; Termination.

(a)           Upon any sale, lease, transfer or other disposition of any item of Collateral of Grantor (other than sales of Inventory in the ordinary course of business) in accordance with the terms of the Transaction Documents, the Collateral Agent will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the release of such item(s) of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) Grantor shall have delivered to the Collateral Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of Grantor to the effect that the transaction is in compliance with the Transaction Documents and as to such other matters as the Collateral Agent may request, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent, and (iv) the Collateral Agent shall have received written direction from the Buyers in accordance with the Collateral Agency Agreement.

(b)          Upon the indefeasible payment in full in cash of the Secured Obligations, other than any unasserted contingent Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, the Secured Parties will, at the Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

Section 26.          Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email or facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27.            Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS).

(b)          SUBMISSION TO JURISDICTION. GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. GUARANTOR HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 23.

(e)          WAIVER OF JURY TRIAL. GUARANTOR HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

APPLIED DNA SCIENCES, INC.,
a Delaware corporation

By:	/s/ Beth Jantzen
Name:	Beth Jantzen, CPA
Title:	Chief Financial Officer

SIGNATURES CONTINUE ON NEXT PAGE

Signature Page to Security Agreement

ACCEPTED AND AGREED
as of the date first written above by:

DELAWARE TRUST COMPANY,
as Collateral Agent

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

Signature Page to Security Agreement

Exhibit A to the
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated October 19, 2018 is made by APPLIED DNA SCIENCES, INC. a Delaware corporation (the “Grantor”), in favor of DELAWARE TRUST COMPANY, a Delaware corporation, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, Grantor is party to the Securities Purchase Agreement dated as of August 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) with the Buyers party thereto.

WHEREAS, pursuant to the Securities Purchase Agreement, the Grantor has executed and delivered that certain Security Agreement dated as of the date hereof made by the Grantor to the Collateral Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

SECTION 1.    Grant of Security. Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)       all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto, including, without limitation, those set forth in Schedule A hereto (the “Patents”);

(ii)       all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby, including, without limitation, those set forth in Schedule B hereto (the “Trademarks”);

(iii)       all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)       all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Grantor accruing thereunder or pertaining thereto;

(v)       any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)       any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting Obligations (as defined in the Security Agreement) relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.    Security for Obligations. The grant of a security interest in the Collateral by Grantor under this IP Security Agreement secures the payment of all Secured Obligations now or hereafter existing under or in respect of the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by Grantor to any Secured Party under the Transaction Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Grantor.

SECTION 3.    Recordation. Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.    Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.   Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.   GOVERNING LAW. THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

APPLIED DNA SCIENCES, INC.

By
Name:
Title:

Address for Notices:

Exhibit B to the
Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement Supplement”) dated __________, 20__, is made by APPLIED DNA SCIENCES, INC. a Delaware corporation (the “Grantors”) in favor of DELAWARE TRUST COMPANY, a Delaware corporation, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, Grantor is party to the Securities Purchase Agreement dated as of [August 31], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) with the Buyers party thereto.

WHEREAS, pursuant to the Securities Purchase Agreement, the Grantor has executed and delivered that certain Security Agreement dated as of October 19, 2018 made by the Grantor to the Collateral Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated [insert date of Intellectual Property Security Agreement] made by the Grantor to the Collateral Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Additional Collateral”):

(i)       all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto, including, without limitation, those set forth in Schedule A hereto (the “Patents”);

(ii)       all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby, including, without limitation, those set forth in Schedule B hereto (the “Trademarks”);

(ii)       all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iii)       all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(iv)       all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(v)       any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting Obligations (as defined in the Security Agreement) relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Secured Obligations now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement Obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5. GOVERNING LAW. THIS IP SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices:

SCHEDULE I

Investment Property

Part I: None.

Part II: None.

SCHEDULE II

Deposit Accounts

•	Bank of America, Operating Account, Account #004831291068

•	Bank of America, Money Market Account, Account #483043680826

SCHEDULE III

Assigned Agreements

None.

SCHEDULE IV

Intellectual Property

COPYRIGHTS: None.

TRADEMARKS:

Docket No.	Client Ref No.	Country	Application Date	Application No.	Registration Date	Registration No.	Status
2542-83		United States	12/13/2016	87/267,216			Filed
2542-82		United States	12/20/2016	87/275,103	12/12/2017	5,356,414	Registered
2542-47	8251-61	United States	06/09/2008	77/494,134	01/05/2010	3,735,415	Registered
2542-75	2542-75	United States	12/09/2016	87/263,954	05/23/2017	5,209,527	Registered
2542-95		United States	5/16/2017	87/451,220			Filed
2542-89		United States	3/6/2017	87/360,183	10/17/2017	5,313,762	Registered
2542-84		United States	12/23/2016	87/279,792	08/22/2017	5,269,735	Registered
2542-89A		United States	8/16/2017	87/571,726			Filed

PATENTS:

Country	Status	Application No.	Application Date	Title	Patent No.	Grant Date
United States	Granted	12/384,554	04/06/2009	METHOD FOR A CONTINUOUS RAPID THERMAL CYCLE SYSTEM	8,163,489	04/24/2012

SCHEDULE V

Commercial Tort Claims

None.

SCHEDULE VI

Location of Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number

•	Location of Chief Executive Office: 50 Health Sciences Drive, Stony Brook, NY 11790

•	Type of Organization: Corporation

•	Jurisdiction of Organization: Delaware

•	Organization Identification Number: 59-2262718

SCHEDULE VII

Changes in Name, Location, Etc.

None.

SCHEDULE VIII

Locations of Equipment, Inventory and Books and Records

•	50 Health Sciences Drive, Stony Brook, NY 11790

SCHEDULE IX

Letters of Credit

None.

SCHEDULE X

Permitted Liens

None.

SCHEDULE XI

Excluded Assets

•	the Equity Interests in Applied DNA Sciences India Private Limited, a corporation formed under the laws of India, owned by the Grantor;

•	the Equity Interests in APDN (B.V.I.) Inc., a corporation formed under the laws of the British Virgin Islands, owned by the Grantor; and

•	all Excluded Accounts.